UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2021

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Civista Bancshares, Inc. (“Civista”) conducted a competitive process to determine Civista’s independent registered public accounting firm for the year ending December 31, 2021. The Audit Committee invited several independent registered public accounting firms to participate in this process. Following review of proposals from the independent registered public accounting firms that participated in the process, including Civista’s current independent registered public accounting firm, the Audit Committee approved the engagement of BKD, LLP (“BKD”) as Civista’s independent registered public accounting firm for the year ending December 31, 2021 subject to completion of BKD’s standard client acceptance procedures and execution of an engagement letter.

On January 25, 2021, Civista, at the direction of the Audit Committee, notified S.R. Snodgrass, P.C. (“Snodgrass”), Civista’s current independent registered public accounting firm, that it has been dismissed as Civista’s independent registered public accounting firm effective following the completion of its audit for the year ending December 31, 2020.

Snodgrass’s reports on Civista’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2019 and 2018, and the interim period from January 1, 2020 through the date of this report, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between Civista and Snodgrass on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Snodgrass’s satisfaction, would have caused Snodgrass to make reference thereto in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1) (v)-of Regulation S-K.

Civista has requested that Snodgrass furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in the above paragraph. A copy of Snodgrass’s letter, dated January 29, 2021 is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period from January 1, 2020 through the date of Snodgrass’s engagement, neither Civista nor anyone on its behalf consulted with BKD regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on Civista’s financial statements, and neither a written report nor oral advice was provided to Civista that BKD concluded was an important factor considered by Civista in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d	)	Exhibit 16.1 Letter from S.R. Snodgrass, P.C. to the Securities and Exchange Commission dated January 29, 2021

Exhibit 104		Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: January 29, 2021	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller